As filed with the Securities and Exchange Commission on December 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYKROLIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3536767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)

2001 Equity Incentive Plan

2003 Employment Inducement and Acquisition Stock Option Plan

(Full title of the plan)

Peter W. Walcott, Esq.

129 Concord Road

Billerica, Massachusetts 01821

(877) 695-7654

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2001 Equity Incentive Plan Common Stock, $.01 par value per share, together with the related Common Stock Purchase Rights	1,650,000 shares(1)	$13.42(2)	$22,143,000(2)	$2,607
2003 Employment Inducement and Acquisition Stock Option Plan Common Stock, $.01 par value per share, together with the related Common Stock Purchase Rights	575,000 shares(3)	$9.88 to $16.35(4)	$7,543,146(4)	$888

(1)	These shares include additional shares that have become available under this plan since its adoption and which will become available during 2005 by virtue of the so-called “evergreen” annual increase provisions of the plan that increase the shares available by 1% of issued and outstanding common stock on the date of each annual meeting of stockholders. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock, and related Common Stock Purchase Rights, as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	The offering price for the 1,650,000 shares not subject to options on the date hereof to be registered hereunder, of $13.42 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average of the high and low prices of Mykrolis Corporation common stock, par value $0.01 per share, as reported on the New York Stock Exchange on December 14, 2004.

(3)	These shares include the shares initially authorized by this plan as well as additional shares that have become available under this plan since its adoption and which will become available during 2005 by virtue of the so-called “evergreen” annual increase provisions of the plan that increase the shares available by 0.25% of issued and outstanding common stock on the date of each annual meeting of stockholders. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock, and related Common Stock Purchase Rights, as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(4)	The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 575,000 shares to be registered hereunder, 1,300, 225,000, 3,300, 68,500, 4,600, 6,800, 6,950, and 110,638 shares are subject to options at exercise prices of $12.79, $11.60, $9.88, $16.35,$14.85, $15.14 $15.46, and $13.56, respectively. The offering price of the remaining 147,912 shares not subject to options on the date hereof of $13.42 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average of the high and low prices of Mykrolis Corporation common stock, par value $0.01 per share, as reported on the New York Stock Exchange on December 14, 2004.

Pursuant to Form S-8 General Instruction E, this registration statement registers additional shares of common stock of the same class as other shares registered under a Form S-8 Registration Statement (Registration No. 333-84676) relating to the 2001 Equity Incentive Plan and the Conversion Plan for Unvested Millipore Options. The contents of such registration statement are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Mykrolis Corporation (the “Registrant”) hereby incorporates the following documents herein by reference:

(a)	The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 5, 2004.

(b)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to December 31, 2003.

(c)	The description of the Common Stock, $.01 par value per share, contained in Item I of the Company’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on July 20, 2001.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit

4.1	Mykrolis Corporation 2003 Employment Inducement and Acquisition Stock Option Plan (previously filed as Exhibit 10.6 to Form 10-Q Quarterly Report for the period ended September 27, 2003).

5.1	Opinion of Peter W. Walcott, Esq.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Peter W. Walcott, Esq. (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on this 17th day of December, 2004.

MYKROLIS CORPORATION

By:	/s/ GIDEON ARGOV
Name:	Gideon Argov
Title:	Chief Executive Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ GIDEON ARGOV GIDEON ARGOV	Chief Executive Officer (Principal Executive Officer) and Director	December 17, 2004

/S/ BERTRAND LOY BERTRAND LOY	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2004

/S/ C. WILLIAM ZADEL C. WILLIAM ZADEL	Chairman of the Board and Director	December 17, 2004

* THOMAS O. PYLE	Director	December 17, 2004

* ROBERT E. CALDWELL	Director	December 17, 2004

* MICHAEL A. BRADLEY	Director	December 17, 2004

MICHAEL P.C. CARNS	Director	December 17, 2004

* DANIEL W. CHRISTMAN	Director	December 17, 2004

*The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement on Form S-8 on behalf of the above named directors of the Registrant pursuant to the Power of Attorney executed by each such director and filed as Exhibit 24.1 to this Registration Statement on Form S-8.

By:	/s/ PETER W. WALCOTT	December 17, 2004
Peter W. Walcott, Attorney-in-Fact

EXHIBIT INDEX

Exhibit

5.1	Opinion of Peter W. Walcott, Esq.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney